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                                   EXHIBIT 21

                  SUBSIDIARIES OF DUKE REALTY INVESTMENTS, INC.
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                                                                             Names Under Which
                                          State of Incorporation              Subsidiary Does
           Subsidiary                        or Organization                     Business
------------------------------------      ----------------------      -------------------------------
Duke Realty Limited Partnership              Indiana                  Duke Realty Limited Partnership

Duke Services, Inc.                          Indiana                  Duke Services, Inc.

Duke Realty Services Limited                 Indiana                  Duke Realty Services Limited
 Partnership                                                           Partnership

Duke Realty Construction, Inc.               Indiana                  Duke Realty Construction, Inc.

Duke Construction Limited                    Indiana                  Duke Construction Limited
 Partnership                                                           Partnership

B/D Limited Partnership                      Indiana                  B/D Limited Partnership

Lamida Partners Limited Partnership          Ohio                     Lamida Partners Limited Partnership

Duna Developers                              Ohio                     Duna Developers

Kenwood Office Associates                    Ohio                     Kenwood Office Associates

Park Creek Venture                           Indiana                  Park Creek Venture

Parkrite Limited Partnership                 Indiana                  Parkrite Limited Partnership

Post Road Limited Partnership                Indiana                  Post Road Limited Partnership

Shadeland Station Office                     Indiana                  Shadeland Station Office
 Associates II Limited Partnership                                     Associates II Limited Partnership

SCRED Ohio Limited Partnership               Ohio                     SCRED Ohio

Dugan Realty L.L.C.                          Indiana                  Dugan Realty L.L.C.

Duke/Tees Joint Venture                      Indiana                  Duke/Tees J.V.

Park Fletcher Limited Partnership 2728       Indiana                  Park Fletcher Limited Partnership 2728

Cincinnati Development Group L.L.C.          Ohio                     Cincinnati Development Group L.L.C.
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